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                                  EXHIBIT 23.2



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bull Run Corporation of our reports dated January 26, 1999, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K) of Bull Run Corporation for the year ended December 31, 1998.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91296 and Form S-8 No. 333-56125) pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan and the Registration Statement (Form S-4 No. 333-84833) pertaining to the issuance of shares of BR Holding, Inc. of our reports dated January 26, 1999, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. incorporated herein by reference.


                                            /s/ ERNST & YOUNG LLP

Atlanta, Georgia
November 8, 1999